EXHIBIT 4.11

AMALGAMATION AGREEMENT

THIS AGREEMENT made as of the 16th day of December, 2002,

BETWEEN:

ALAMOS MINERALS LTD., having an office at Suite 1400 – 400 Burrard Street, Vancouver, British Columbia, V7X 1A6

(“Alamos”)

OF THE FIRST PART

AND:

NATIONAL GOLD CORPORATION, having an office at Suite 600 – 890 West Pender Street, Vancouver, British Columbia, V6C 3A8

(“National”)

OF THE SECOND PART

WHEREAS:

A.

Alamos was continued under the laws of British Columbia on January 11, 1996;

B.

National was incorporated under the laws of the Province of Alberta on May 24, 1996 as 696404 Alberta Inc. which was changed to National Gold Corporation on February 16, 2000;

C.

The authorized capital of Alamos consists of 100,000,000 common shares of which 32,624,647 Alamos Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares, Alamos Warrants are outstanding entitling the holders thereof to acquire an aggregate of 12,521,647 Alamos Common Shares and Alamos Options are outstanding entitling the optionees to acquire an aggregate of 2,600,000 Alamos Common Shares;

D.

The Alamos Common Shares are listed and posted for trading on the Exchange and Alamos is a “reporting issuer” under the Securities Acts and the Securities Act (Ontario);

E.

The authorized capital of National consists of an unlimited number of common shares and an unlimited number of preferred shares of which 30,728,980 National Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares, no preferred shares are issued and outstanding, National Warrants are outstanding entitling the holders thereof to acquire an aggregate of 10,725,751 National Common Shares, National Options are outstanding entitling the optionees to acquire an aggregate of 1,347,500 National Common Shares and the Convertible Note and other rights are outstanding to acquire 2,627,586 National Common Shares;

F.

The National Common Shares are listed and posted for trading on the Exchange and National is a “reporting issuer” under the Securities Acts;

G.

Each of Alamos and National has made full disclosure to the other of its assets, liabilities, creditors and financial and business affairs;

H.

Alamos and National have agreed to amalgamate pursuant to the provisions of the Company Act and upon the terms and conditions hereinafter described for the purpose of forming one company, Amalco, to continue the business carried on by each of them;

I.

Under the Amalgamation, the members of each of Alamos and National will exchange their Alamos Common Shares and National Common Shares for Amalco Common Shares on the basis of one Amalco Common Share for two Alamos Common Shares held and one Amalco Common Share for each 2.352 National Common Shares held;

J.

As a result of the Amalgamation, the holders of outstanding Alamos Warrants, Alamos Options, National Warrants and National Options and other rights to acquire Alamos Common Shares or National Common Shares will effectively be the holders of options, share purchase warrants or other rights to acquire Amalco Common Shares on the basis of one Amalco Common Share for every right to acquire two Alamos Common Shares and one Amalco Common Share for every right to acquire 2.352 National Common Shares, and otherwise under identical terms and conditions; and

K.

Alamos and National propose to convene Meetings of their members to consider and approve the Continuance, the Amalgamation, this Agreement, and all matters incidental thereto.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by both parties hereto), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions – The terms defined in this Section 1.1 shall have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

“Alamos Common Shares” means common shares without par value in the capital of Alamos, as presently constituted, where the context requires, includes common shares issuable upon the exercise of Alamos Options and Alamos Warrants and other rights to acquire Alamos Common Shares;

“Alamos Meeting” means the annual and extraordinary general meeting of holders of Alamos Common Shares to be held on or about January 24, 2003 to consider and if deemed advisable, to approve, the Amalgamation and this Agreement;

“Alamos Options” means all outstanding incentive stock options to acquire Alamos Common Shares on the Effective Date;

“Alamos Securities” means collectively, Alamos Common Shares, Alamos Options, Alamos Warrants and any other securities of Alamos outstanding which are convertible into Alamos Common Shares;

“Alamos Warrants” means all outstanding common share purchase warrants to acquire Alamos Common Shares;

“Amalco” means the company resulting from the amalgamation of the Amalgamating Companies;

“Amalco Common Shares” means common shares without par value in the capital of Amalco which will become outstanding after completion of the Amalgamation and, where the context requires, includes common shares issuable on exercise of Amalco Warrants, Amalco Options and other rights to acquire Amalco Common Shares;

“Amalgamating Company” or “Amalgamating Companies” means Alamos and National either individually or collectively, as the context requires;

“Amalgamation” means the amalgamation of the Amalgamating Companies under the Company Act as contemplated by this Agreement;

“Amalgamation Agreement”, “the Agreement”, “this Agreement”, “herein”, “hereof” mean, respectively, this Agreement including the Schedules attached hereto as the same may be supplemented or amended from time to time;

“Business Corporations Act” means the Business Corporations Act (Alberta);

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Registrar of Companies pursuant to the Company Act in respect of the Amalgamation;

“Circular” means the joint management information circular of Alamos and National prepared in connection with the solicitation of proxies for use at the Meetings;

“Company Act” means the Company Act (British Columbia);

“Continuance” means the continuance of National out of Alberta under the Business Corporations Act and into British Columbia under the Company Act prior to the Amalgamation;

“Convertible Note” means a convertible note dated October 17, 2002 issued by National to Alamos to evidence a loan by Alamos to National in the amount of Cdn $675,000 which is convertible into 2,327,586 National Common Shares at the option of Alamos;

“Court” means the Supreme Court of British Columbia;

“Effective Date” means the date shown in the Certificate of Amalgamation as the date of completion of the Amalgamation;

“Exchange” means the TSX Venture Exchange;

“Meetings” means the Alamos Meeting and the National Meeting, together;

“National Common Shares” means common shares without par value in the capital of National, as presently constituted, and where the context requires, includes common shares issuable upon the exercise of National Options, National Warrants and rights to acquire National Common Shares;

“National Meeting” means the special meeting of holders of National Common Shares to be held on or about January 24, 2003 to consider and if deemed advisable, to approve, the Continuance, the Amalgamation and this Agreement;

“National Options” means all outstanding incentive stock options to acquire National Common Shares on the Effective Date;

“National Securities” means collectively, National Common Shares, National Options, National Warrants and any other securities of National outstanding which are convertible into National Common Shares;

“National Warrants” means all outstanding common share purchase warrants to acquire National Common Shares; and

“Order” means the order of the Court approving the Amalgamation;

“Registrar of Companies” means the Registrar of Companies for the Province of British Columbia, under the Company Act;

“Securities Acts” means the Securities Act (British Columbia) and the Rules and Regulations thereunder and the Securities Act (Alberta) and the Rules and Regulations thereunder;

“Valuator” means Robert McKnight and Bruce McKnight of Finisterre Holdings Ltd. engaged by Alamos and National to provide a fairness opinion; and

“1933 Act” means the United States Securities Act of 1933, as amended.

1.2 - Currency – All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3 - Interpretation Not Affected by Headings – The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4 - Number and Gender – In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

1.5 - Date for any Action – In the event that the date on which any action is required to be taken hereunder by Alamos or National is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.6 - Meaning – Words and phrases used herein and defined in the Company Act shall have the same meaning herein as in the Company Act unless the context otherwise requires.

1.7 - Schedules – The following Schedules are attached hereto and shall be deemed to be incorporated into and form part of this Amalgamation Agreement:

Schedule	Title
A	Memorandum of Amalco
B	Articles of Amalco

ARTICLE 2
AMALGAMATION

2.1 - Conditions of Amalgamation – Pursuant to Section 247 of the Company Act and subject to:

a) the approval of the Registrar of Companies of the Memorandum and Articles of Amalco, as required by the Company Act;

b) adoption and approval of this Amalgamation Agreement by a special resolution of the members of the Amalgamating Companies;

c) the approval of the Court, as required by the Company Act;

d) acceptance of the Exchange; and

e) the terms and conditions herein set out or any amended terms and conditions the parties may agree to,

the Amalgamating Companies agree to amalgamate and continue as one company under the provisions of the Company Act.

2.2 - Effect of Amalgamation – The Amalgamation shall become effective at 12:01 a.m. on the Effective Date and at such time:

a) the Amalgamation of the Amalgamating Companies and their continuation as one company shall become effective;

b) the Alamos and National Common Shares shall be exchanged into Amalco Common Shares as described in Section 4.1 hereof except that fractional Amalco Common Shares will not be issued, nor will consideration be paid in lieu thereof;

c) outstanding Alamos Options, Alamos Warrants, National Options and National Warrants and any other outstanding rights to acquire Alamos Common Shares or National Common Shares, as the case may be, will by their terms effectively become options, share purchase warrants or other vested or contingent rights to acquire Amalco Common Shares as described in Section 4.1 hereof;

d) the property, assets, rights and privileges of each Amalgamating Company shall continue to be the property, assets, rights and privileges of Amalco and all liens thereon shall be unimpaired by the Amalgamation;

e) Amalco shall continue to be liable for all of the contracts, liabilities, debts and obligations of each Amalgamating Company;

f) an existing cause of action, claim or liability to prosecution against an Amalgamating Company shall remain unaffected and may be continued against Amalco;

g) a civil, criminal or administrative action or proceeding pending by or against Alamos or National may be continued to be prosecuted by or against Amalco but, for all purposes of such action or proceeding, the name of Amalco shall be substituted in such action or proceeding in place of the name of the Amalgamating Company;

h) a conviction against, or ruling, order or judgment in favour of or against, an Amalgamating Company may be enforced by or against Amalco;

i) the management of Amalco will be the directors and officers listed in Sections 3.6 and 3.8 of this Agreement; and

j) the Convertible Note and any National Common Shares, National Options or National Warrants held by Alamos and any Alamos Common Shares, Alamos Options or Alamos Warrants held by National will be cancelled by operation of law without any repayment of capital.

2.3 - Adoption of Agreement – This Agreement must be adopted by each of the Amalgamating Companies in the manner provided by Section 248(4) of the Company Act.

ARTICLE 3
AMALCO

3.1 - Effective Date – The Amalgamating Companies will request that the Effective Date be the date the Certificate of Amalgamation is issued by the Registrar of Companies.

3.2 - Name – The name of Amalco will be “Alamos Gold Inc.”, such name having received approval from the Registrar of Companies and the Exchange.

3.3 - Registered and Records Offices – The registered and records office of Amalco shall be Suite 2300, Four Bentall Centre, 1055 Dunsmuir Street, P.O. Box 49122, Vancouver, British Columbia, V7X 1J1.

3.4 - Authorized Capital – Amalco shall be authorized to issue 1,000,000,000 Amalco Common Shares.

3.5 - Memorandum and Articles – The Memorandum and Articles of Amalco shall, subject to amendment, alteration or addition under the Company Act, be in the form set out in Schedules “A” and “B”, respectively, attached hereto which have been approved by the Registrar of Companies.

3.6 - First Directors – On the Effective Date, the number of directors shall be five and the following persons shall be the first directors of Amalco and shall hold office until the first annual meeting of Amalco or until their successors are duly elected or appointed, in accordance with the Company Act:

Full Name	Resident Address	Occupation
Chester Millar	1861 Beach Avenue, Vancouver, British Columbia	Chairman of Alamos, 1996 to present; President of Alamos, 1999 to present; and Chairman of Glamis Gold Ltd., 1985 to 1998.
John McCluskey	15 Metcalfe Street, Toronto Ontario, M4X 1R5

President and Chief Executive Officer of Grayd Resource Corporation, 1996 to present; Director, Aurcana Corporation since July, 2002; Vice-President, Finance of Inca Pacific Resources Inc., 1996 to 2002; and investor relations consultant, 1992 to present.

Stephen Stine	17055 E. Dorado Circle, Centennial Colorado, USA 80015

President of Steve Stine and Associates, mining consultants, 1994 to present; President and Chief Executive Officer of Laguna Gold Company, 1998 to 2000; Vice-President, First Dynasty Mines, Ltd., 1994 to 1998.

Richard Hughes	P.O. Box 16, 5447 Burley Place, Sechelt, British Columbia V0N 3A0	President of Hastings Management Corp., 1984 to present.
James McDonald	156 Bayview Drive, S.W. Calgary, Alberta T2V 3N8

President of National, December 1, 2002 to present; Vice-President of Mineral Development for National, March 2000 to November 30, 2002; Director of National since February 1997; President of Makwa Exploration, 1991 to present; and President of Black Bull Resources Inc., December 1997 to January 2001.

3.7 - Election and Removal of Directors – At each annual general meeting of Amalco, all of the directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors fixed pursuant to the Articles of Amalco.

3.8 - Management – The directors named in paragraph 3.6 hereof shall carry on and continue the management and operation of Amalco in such manner as they shall determine, subject to and in accordance with the Articles of Amalco and the following persons shall hold the offices set opposite their respective names and carry out their respective duties thereof until relieved therefrom by the directors or until they sooner cease to hold office, namely:

President and Chairman

-

Chester Millar

Vice President and Chief Executive Officer

-

John McCluskey

Vice-President and Chief Operating Officer

-

Stephen Stine

Secretary

-

Sharon Fleming

3.9 - Annual General Meeting – The first annual general meeting of Amalco will be held in the month of June 2003.  The directors of Amalco may, however, change the date of the first annual general meeting, subject to the provisions of the Company Act.

3.10 - Financial Year End – The financial year end of Amalco will be determined by the directors of Amalco.

3.11 - Auditor – The auditor of Amalco will be Devisser Gray and such auditor will hold office until the first annual general meeting is held, unless they resign or are removed in accordance with the Company Act.

3.12 - Transfer Agent – The transfer agent and registrar of Amalco will be Pacific Corporate Trust Company at its principal office in Vancouver, British Columbia, Canada, which will hold such position until the directors of Amalco terminate its position.

3.13 - Listed Reporting Company – Amalco will be a reporting company under the Company Act and a reporting issuer under the Securities Acts and the Amalco Common Shares will be listed on the Exchange, subject to the filing and acceptance of all required documents with the Exchange.

3.14 - Cancellation of Unissued Shares – On the Effective Date, all the authorized but unissued shares of each of the Amalgamating Companies will be deemed to be cancelled and shall not be exchanged for any Amalco Common Shares.

3.15 - Restrictions on Business – There shall be no restrictions on the business which Amalco may carry on.

3.16 - Initial Remuneration of Officers and Employees – The initial salaries and benefits of the officers and employees of Amalco shall be as set out in an agreement between Alamos and National to be entered into prior to the Effective Date.

ARTICLE 4
SHARE EXCHANGE

4.1 - Exchange of Shares and Other Securities of Amalgamating Companies – Subject to Section 4.3, on and from the Effective Date:

a) all of the issued and outstanding Alamos Common Shares shall be exchanged for Amalco Common Shares on the basis of one Amalco Common Share for each two Alamos Common Shares held;

b) all of the issued and outstanding National Common Shares shall be exchanged for Amalco Common Shares on the basis of one Amalco Common Share for each 2.352 National Common Shares held;

c) all of the issued and outstanding Alamos Warrants and Alamos Options and any other rights to acquire Alamos Common Shares outstanding on the Effective Date shall, in accordance with the terms of such instruments, be exercisable to acquire Amalco Common Shares on the basis of one Amalco Common Share for each right to acquire two Alamos Common Shares at an exercise price which is proportionately adjusted, and otherwise under identical terms and conditions;

d) all of the issued and outstanding National Warrants and National Options and any other rights to acquire National Common Shares outstanding on the Effective Date shall, in accordance with the terms of such instruments, be exercisable to acquire Amalco Common Shares on the basis of one Amalco Common Share for each right to acquire 2.352 National Common Shares, at an exercise price which is proportionately adjusted and otherwise under identical terms and conditions;

e) any issued National Common Shares held by Alamos and any issued Alamos Common Shares held by National shall be cancelled without any repayment of capital; and

f) the Convertible Note shall be terminated with no interest or repayment required.

4.2 - Surrender of Shares – Upon the issuance of the Certificate of Amalgamation, the members of each of the Amalgamating Companies shall, at the request of Amalco, surrender the certificates representing the Alamos Common Shares and National Common Shares held by them and in return shall thereupon be entitled to receive certificates representing the appropriate number of Amalco Common Shares in accordance with the provisions of Section 4.1 hereof.  Until such surrender and exchange, the certificates representing the Alamos Common Shares and National Common Shares held by each such holder, shall be evidence of such member’s or holder’s right to be registered as a member or holder of Amalco Common Shares.

4.3 - Fractional Shares – Fractional Amalco Common Shares will not be issued and no consideration shall be paid in lieu thereof except to the extent necessary to ensure that each shareholder of Alamos or National will become a shareholder of Amalco.  Upon the exchange of Alamos Common Shares or National Common Shares by each member of Alamos or National, as applicable, any resultant fractional Amalco Common Shares equal to or less than one-half (½) will be rounded down to the next closest whole number of Amalco Common Shares and any resultant fractional Amalco Common Shares greater than one-half (½) shall be rounded up to the next closest whole number of Amalco Common Shares.

4.4 - Cancellation of Shares – Any certificates representing Alamos Common Shares or National Common Shares which have not been surrendered for exchange, together with all other instruments required to obtain certificates for Amalco Common Shares, on or prior to the sixth anniversary of  the Effective Date shall cease to represent any claim or interest of any kind or nature.

ARTICLE 5
REPRESENTATIONS OF THE AMALGAMATING COMPANIES

5.1 - Representations of Alamos – Alamos represents and warrants to National, as of the date hereof, that:

a) Alamos was continued under the laws of the Province of British Columbia, is validly existing and is in good standing with respect to the filing of annual returns in British Columbia;

b) the authorized capital of Alamos consists of 100,000,000 common shares of which  32,624,647 Alamos Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares;

c) an aggregate of not more than 15,121,617 Alamos Common Shares are issuable upon the exercise of all Alamos Options, Alamos Warrants and other rights to acquire Alamos Common Shares outstanding at the date of this Agreement;

d) the Alamos Common Shares are listed and posted for trading on the Exchange;

e) Alamos has the following wholly-owned subsidiaries:

i) Durango Fern Mines, S.A. (Mexico);

ii) Minas La Fortuna, S.A. de C.V. (Mexico);

iii) Minera Bienvenidos, S.A. de C.V. (Mexico);

f) Alamos has the full power, authority, right and capacity to enter into this Amalgamation Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated hereby and perform all of its covenants and obligations herein set forth, all of which have been duly and validly authorized by all necessary corporate proceedings, subject only to approval of the holders of Alamos Common Shares by special resolution;

g) this Amalgamation Agreement has been duly and validly executed and delivered by Alamos and constitutes a legal, valid and binding obligation of Alamos enforceable against Alamos in accordance with its terms, subject only to approval of the holders of Alamos Common Shares by special resolution and regulatory approval;

h) Alamos does not have, as of the date hereof, any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option, or commitment, obligating Alamos to issue any Alamos Securities, except as disclosed in the Circular;

i) the audited financial statements of Alamos for the financial year ended December 31, 2001 present fairly the financial condition and results of operations of Alamos as at such date and for the year then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

j) the unaudited financial statements of Alamos for the nine-month period ended September 30, 2002 present fairly the financial condition and results of operations of Alamos as at such date and for the period then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

k) since December 31, 2001, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Alamos except as stated in the unaudited financial statements of Alamos as of September 30, 2002 or as disclosed in the Circular;

l) all information and documents publicly disclosed by Alamos since December 31, 2001, including financial statements, fairly and accurately represent the business and affairs of Alamos as at the respective times of disclosure;

m) the books and records of Alamos fairly and accurately set out and disclose in all material respects the financial position of Alamos as at the date hereof, all material financial transactions relating to Alamos have been accurately recorded in such books and records and the minute books of Alamos contain all records of the meetings and proceedings of the shareholders and directors of Alamos;

n) Alamos is the beneficial owner of the properties and assets described as being owned by it in the Circular with good and marketable title thereto free and clear of material encumbrances, except in each case as disclosed in the Circular;

o) Alamos does not have any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in its audited financial statements for the financial year ended December 31, 2001, and its unaudited financial statements for the nine-month period ended September 30, 2002 except liabilities and obligations incurred in the ordinary course of its business since September 30, 2002, which liabilities and obligations are not materially adverse in the aggregate to Alamos;

p) there is no basis for and there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Alamos, instituted, pending or, to the knowledge of Alamos, threatened against or affecting Alamos or any of Alamos’s properties or assets at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of Alamos, threatened against Alamos or any of Alamos’s properties or assets, which would prevent or materially hinder the consummation of the Amalgamation or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Alamos and which have not been disclosed to National;

q) Alamos has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and Alamos has not disposed of any of its properties or assets or incurred any material indebtedness except in the ordinary course of business other than as disclosed in the Circular;

r) the business of Alamos is being conducted in all material respects in compliance with all applicable laws, regulations, ordinances, by-laws, orders and decrees of all authorities having jurisdiction including, without limitation, the Securities Acts and the policies and rules of the Exchange;

s) each contract or agreement between Alamos and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Alamos is in full force and effect and, to the best of the knowledge and belief of Alamos, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default;

t) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

a) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Alamos,

b) conflict with any of the terms, conditions or provisions of the constating documents of Alamos,

c) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which Alamos is a party or by which Alamos is bound or to which Alamos’s property is subject, or

d) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by Alamos, or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of Alamos  under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

u) Alamos has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

v) the Circular does not, as of the date thereof, contain an untrue statement of a material fact concerning Alamos and does not omit to state a material fact concerning Alamos that was required to be stated or that was necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made; and

w) the statements in Recital G of this Agreement are true and correct.

5.2 - Representations of National – National represents and warrants to Alamos, as of the date hereof, that:

a) National was duly incorporated under the laws of the Province of Alberta, is a valid and subsisting corporation and is in good standing with respect to the filing of annual returns in Alberta;

b) the authorized capital of National consists of an unlimited number of common shares  and an unlimited number of preferred shares of which 30,728,980 National Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares and no preferred shares issued and outstanding;

c) an aggregate of not more than 14,700,837 National Common Shares are issuable upon the exercise of all outstanding National Options, National Warrants, property acquisition agreements, the Convertible Note and other rights to acquire National Common Shares outstanding at the date of this Agreement;

d) the National Common Shares are listed and posted for trading on the Exchange;

e) National has two subsidiaries, namely Minas de Oro National, S.A. de C.V., a wholly-owned Mexican subsidiary of National and National Gold (Nevada) Inc., a wholly-owned inactive Nevada subsidiary of National;

f) National has the full power, authority, right and capacity to enter into this Amalgamation Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated hereby and perform all of its covenants and obligations herein set forth, all of which have been duly and validly authorized by all necessary corporate proceedings, subject only to approval of the holders of National Common Shares by special resolution;

g) this Amalgamation Agreement has been duly and validly executed and delivered by National and constitutes a legal, valid and binding obligation of National enforceable against National in accordance with its terms, subject only to approval of the holders of National Common Shares by special resolution and regulatory approval;

h) National does not have, as of the date hereof, any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option, or commitment, obligating National to issue any additional National Securities, except as disclosed in the Circular;

i) the audited financial statements of National for the financial year ended December 31, 2001 present fairly the financial condition and results of operations of National as at such date and for the year then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

j) the unaudited financial statements of National for the nine-month period ended September 30, 2002 present fairly the financial condition and results of operations of National as at such date and for the period then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

k) since December 31, 2001, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of National, except as stated in the unaudited financial statements of National as at September 30, 2002, or as disclosed in the Circular;

l) all information and documents publicly disclosed by National since December 31, 2001, including financial statements, fairly and accurately represent the business and affairs of National as at the respective times of disclosure;

m) the books and records of National fairly and accurately set out and disclose in all material respects the financial position of National as at the date hereof, all material financial transactions relating to National have been accurately recorded in such books and records and the minute books of National contain all records of the meetings and proceedings of the shareholders and directors of National;

n) National is the beneficial owner of the properties and assets described as being owned by it in the Circular with good and marketable title thereto free and clear of material encumbrances, except in each case as disclosed in the Circular;

o) National does not have any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in its audited financial statements for the year ended December 31, 2001 and its unaudited financial statements for the 9 month period ended September 30, 2002, except liabilities and obligations incurred in the ordinary course of its business since September 30, 2002, which liabilities and obligations are not materially adverse in the aggregate to National;

p) there is no basis for and there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of National, instituted, pending or, to the knowledge of National, threatened against or affecting National or any of National’s properties or assets at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of National, threatened against National or any of National’s properties or assets, which would prevent or materially hinder the consummation of the Amalgamation or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of National which have not been disclosed to Alamos;

q) National has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and National has not disposed of any of its properties or assets or incurred any material indebtedness except in the ordinary course of business other than as disclosed in the Circular;

r) the business of National is being conducted in all material respects in compliance with all applicable laws, regulations, ordinances, by-laws, orders and decrees of all authorities having jurisdiction including, without limitation, the Securities Acts and the policies and rules of the Exchange;

s) each contract or agreement between National and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of National is in full force and effect and, to the best of the knowledge and belief of National, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default;

t) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to National,

ii) conflict with any of the terms, conditions or provisions of the constating documents of National,

iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which National is a party or by which any of them is bound or to which any of their property is subject, or

iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by National, or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of National  under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

u) National has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

v) the Circular does not, as of the date thereof, contain an untrue statement of a material fact concerning National and does not omit to state a material fact concerning National that was required to be stated or that was necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made; and

w) the statements in Recital G of this Agreement are true and correct.

ARTICLE 6
OTHER PROVISIONS

6.1 - Rights and Obligations of Amalco – As of and from the Effective Date, Amalco shall be seized of and shall hold and possess all the property, rights and interests and shall be subject to all the debts, liabilities and obligations (except amounts recoverable from or payable by one of the Amalgamating Companies to the other, which amounts will be cancelled) of each of the Amalgamating Companies (including any obligations to dissenting members under Section 207 of the Company Act), and each member of each Amalgamating Company will be bound by the terms of this Agreement and all rights of creditors to obtain payment of their claims and all the property, rights and interests of the parties hereto liable for such claims, and all liens upon the property, rights and interests of the Amalgamating Companies shall be unimpaired by the Amalgamation and all debts, liabilities and obligations and the contracts of each of the Amalgamating Companies shall thenceforth attach to Amalco and shall be enforced against it to the same extent as if the said debts, liabilities, duties and obligations and contracts had been incurred or contracted by it.

6.2 - Paid Up Capital – The paid up capital of the Amalco Common Shares will not exceed the aggregate of the paid up capital of the Alamos Common Shares and National Common Shares immediately before the Effective Date.

6.3 - Liabilities – Amalco will pay and discharge every liability of the Amalgamating Companies (other than liabilities in respect of Alamos Common Shares and National Common Shares).  All expenses of and incidental to the Amalgamation will be paid by the Amalgamating Company incurring such expenses, unless the Amalgamating Companies otherwise agree to share expenses.

6.4 - Legal Proceedings – No action or proceeding by or against Alamos or National shall abate or be affected by the Amalgamation, but for all the purposes of such action or proceeding the name of Amalco shall be substituted in such action or proceeding in place of Alamos or National, as the case may be.

6.5 - Power to Modify – The directors of Alamos and National shall by resolution have the power to assent to the provisions made for a dissenting member or creditor by the Court, and to any alteration or modification of this Agreement which the Exchange, the Court, the Registrar of Companies, or the respective members of Alamos and National at meetings held pursuant to the provisions of the Company Act may require and all alterations and modifications so assented to shall be binding upon the parties hereto.

6.6 - Application to Court – If this Agreement is adopted by the members of each of the Amalgamating Companies as required by the Company Act, the Amalgamating Companies covenant and agree with each other that, subject to the satisfaction of the terms and conditions of this Agreement, they will jointly, at such time as the directors of the Amalgamating Companies may determine, apply to the Court for an order approving the Amalgamation herein provided.  In the application to the Court, the Court will be informed that its approval of the Agreement will serve as the basis for an exemption from the registration provisions of the 1933 Act.  The parties hereto agree that notice of the time and place of the hearing of the Court application shall be given to each member of the Amalgamating Companies, together with each holder of Alamos Options, National Options, Alamos Warrants and National Warrants, and any other holder of rights to acquire Alamos Common Shares or National Common Shares, advising them that they have the right to appear at the hearing.  In determining whether to issue the Order approving the Agreement, the Court will be required to consider the fairness of the terms and conditions contained herein and the rights and interests of every person affected.  Any such person who considers this Agreement unfairly prejudicial to him shall have the right to apply to the Court to have the Court consider his position and the Court may issue an order prohibiting the Amalgamation or such other order as the Court considers appropriate.  In addition, any member of the Amalgamating Companies who disapproves of the Amalgamation shall have the right to give notice of dissent to the Amalgamating Company of which it is a member and to have his Alamos Common Shares or National Common Shares, as the case may be, purchased by Amalco if the Amalgamating Companies elect to proceed with the Amalgamation.  The issuance of the Order by the Court approving the Amalgamation is a condition precedent to the consummation of the transactions contemplated by this Agreement.  There shall be no exchange of securities as set out in paragraph 4.1 hereof until on or after the Effective Date of the Amalgamation.

6.7 - Income Tax Act – This Agreement shall be implemented and the books of account of Amalco shall be made up in accordance with the provisions of Section 87 of the Income Tax Act (Canada) as amended with effect from and including the Effective Date of Amalgamation, and to the extent any of the provisions hereof are inconsistent with the application of the said Section 87 as amended, such provision shall be null and void and of no effect.

6.8 - Amendment – This Agreement may, at any time and from time to time before or after the holding of the Meetings, but no later than the Effective Date, be amended by the written agreement of the Amalgamating Companies without, subject to applicable law, further notice to or authorization on the part of the members of Alamos and National.  Without limiting the generality of the foregoing, any such amendment may:

change the time for the performance of any of the obligations or acts of Alamos or National herein;

waive any inaccuracies in or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or

waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of Alamos and National herein;

provided that, notwithstanding the foregoing and subsection 7.1(a) of this Agreement, this Agreement shall not be amended without the approval of the members of Alamos and National given in the same manner as required for the approval of the Amalgamation or as may be ordered by the Court.  This Agreement may be amended in accordance with the Order of the Court, but in the event that the terms of the Order require any such amendment, the rights of Alamos and National under Sections 6.9, 7.1, 7.2, 7.4 and Article 9 hereof shall remain unaffected.

6.9 - Rights of Termination – If:

a) the members of either of the Amalgamating Companies fail to approve the Amalgamation in the manner contemplated by subsection 7.1(a) hereof at their respective Meeting;

b) a Certificate of Amalgamation has not been issued by the Registrar of Companies on or before March 15, 2003 (or such later date as may be mutually agreed);

c) the Court denies the Order; or

d) any of the conditions contained in Sections 7.1, 7.2 or 7.4 hereof shall not be fulfilled or performed or waived by the Amalgamating Company for whose benefit the condition exists, on or before March 15, 2003 (or such later date as may be mutually agreed);

Alamos or National may terminate this Agreement by notice to the other of them.  If any of the conditions contained in Section 7.2 hereof shall not be fulfilled or performed by National, Alamos may terminate this Agreement by notice to National.  If any of the conditions contained in Section 7.4 hereof shall not be fulfilled or performed by Alamos, National may terminate this Agreement by notice to Alamos.  If this Agreement is terminated as aforesaid, the party terminating this Agreement shall be released from all obligations under this Agreement, all rights of specific performance against such party under this Agreement shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; and further provided that any of such conditions may be waived in full or in part by either of the parties without prejudice to its rights of termination in the event of the non-fulfilment or non-performance of any other condition.

6.10 - Notice of Unfulfilled Conditions – If either of Alamos or National shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Amalgamation or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Alamos or National, as the case may be, shall provide notice to the other of them forthwith upon making such determination in order that such other of them shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than March 15, 2003.

6.11 - Mutual Termination – This Agreement may, at any time before or after the holding of the Meetings, but no later than the last business day immediately preceding the Effective Date, be terminated by mutual agreement of the directors of Alamos and National without further action on the part of the members of Alamos or National and if the Amalgamation does not become effective on or before March 15, 2003, Alamos or National may unilaterally terminate this Agreement, which termination will be effective upon a resolution to that effect being passed by its directors and notice thereof being given to the other of them.

6.12 - Access to Corporate Information - Each of Alamos and National will provide the Valuator and the representatives of each of Alamos and National and their respective legal, accounting, geological and other professional advisors with full and free access to all of the minute books, corporate files and records, property data, books of account, business records, material contracts and agreements and assets of each of Alamos, National and their respective subsidiaries, and to permit such representatives and professional advisors and Valuators to meet with and ask such questions of the directors, senior officers, employees, agents, consultants and professional advisors of the other party for due diligence purposes as may reasonably be requested, all in a timely manner.

6.13 - Confidentiality - In consideration of the mutual access to the financial, corporate and business information provided by each of Alamos and National to the other as specified herein, all information obtained by a party, or any of their respective professional advisors, is agreed to be the exclusive property of the entity divulging or providing the same and will not be publicly disclosed or used by the party receiving the same in any manner whatsoever, other than for the purpose of considering and evaluating the Amalgamation of Alamos and National, settling the formal documentation in connection therewith and for the purposes of making such disclosure to the public, the shareholders of Alamos and National and the applicable regulatory authorities as may be necessary to secure the required approvals for the Amalgamation.  Each of Alamos and National acknowledges that it will be responsible for any unauthorized use or disclosure of such confidential information by its affiliates or agents.  Each agrees that it will promptly, upon the earlier of a written request therefor or the termination of the Amalgamation prior to the completion thereof, return, or cause to be returned, to the other party all information received by it from the other party without retaining copies thereof.  These confidentiality provisions will extend for a period of one (1) year after the date of this Amalgamation Agreement.  These confidentiality provisions do not extend to information already in the public domain.

6.14 - Non-Solicitation - Each of Alamos and National covenant and agree that until March 15, 2003 or such earlier date as this Agreement may be terminated by mutual consent prior to the completion of the Amalgamation, neither will, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with or provide information relating to itself or any of its subsidiaries or any of its material assets, liabilities or financial condition, or those of any of its subsidiaries, to any person, entity or group in connection with:

a) the disposition of any of its securities, or those of any of its subsidiaries,

b) any amalgamation, merger, consolidation, arrangement, restructuring or refinancing, or the sale of any of its material assets or those of any of its subsidiaries, or

c) any takeover bid, tender offer, reorganization, recapitalization, liquidation or winding-up, or any other business combination or similar transaction involving it or  any of its subsidiaries,

unless such action, matter or transaction is satisfactory to and is approved in writing by, the other.  In the event that an unsolicited bona fide offer, the terms of which are considered in good faith by the board of directors of Alamos or National (following consultation with and advice received from independent outside legal counsel), as applicable, to be clearly superior to the terms of the  Amalgamation and which must be accepted and/or recommended to shareholders in order to meet the board of director’s fiduciary obligations (a “Superior Offer”) is made to either Alamos or National (an “Offeree”), as the case may be, or their respective shareholders, and the Amalgamation contemplated hereunder is not completed as a result of the Superior Offer, (including without limitation, where a required shareholder approval is not obtained while a Superior Offer is outstanding) then the Offeree shall be required to pay to the other party (Alamos or National, as the case may be) a breakup fee in the amount of CDN$300,000 plus G.S.T., together with reimbursement of costs to an additional maximum of CDN$100,000 plus G.S.T., in recognition of the time and expense incurred by such party in connection with the proposed Amalgamation.

Notwithstanding the forgoing, should a Superior Offer be received by National, National shall  immediately provide Alamos with a copy of the Superior Offer and all information and documentation relating to it.  National shall also provide Alamos with five days prior written notice of National’s Board of Directors’ intention to withdraw, qualify or change any of its recommendations or determinations to its shareholders in a manner adverse to Alamos so that Alamos may, at its option and without derogating from its rights pursuant to this agreement, make a counterproposal; and if the Board of Directors of National (after consultation with its financial advisor and outside counsel) reasonably determine in good faith that such counterproposal is as favourable to the shareholders of National as the Superior Offer,  then the Board of Directors of National shall forthwith cease all discussions or negotiations with respect to the Superior Offer and shall leave intact all recommendations and determinations to its shareholders, except to communicate with the person making such Superior Offer that Alamos has matched the Superior Offer or has made a proposal to National which is superior to such Superior Offer.

6.15 - Further Documents – The Amalgamating Companies will execute and deliver such further deeds, documents and assurances and do such further acts as may be necessary to give full force and effect to and carry out the true and full intent and meaning of this Amalgamation Agreement.

ARTICLE 7
CONDITIONS PRECEDENT

7.1 - Mutual Conditions Precedent – The respective obligations of the Amalgamating Companies under this Amalgamation Agreement are subject to the following conditions which may be waived by both Alamos or National in whole or in part without prejudice to the right of Alamos or National to rely on any other of such conditions:

a) this Agreement and the transactions contemplated hereby, with or without amendment, including the Amalgamation, having been adopted and approved by a special resolution of the members of each of the Amalgamating Companies at their respective Meetings in accordance with the provisions of the Company Act;

b) an Order of the Court approving the Amalgamation having been issued on terms and conditions satisfactory to the Amalgamating Companies;

c) there not being in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Amalgamation;

d) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

e) there not being in force any cease trade orders by any regulatory body or any other impediments to the general free tradability of the Amalco Common Shares to be issued in connection with the Amalgamation:

i)  in Canada by Canadian residents who are not affiliates (as such term is used in the 1933 Act) of Alamos or National (other than any restrictions imposed under provincial securities legislation relating to sales of securities from the holdings of “control persons”, market preparations and consideration payments); and

ii) in the United States, subject only to:  (A) any restrictions imposed by Rules 144 and 145 under the 1933 Act relating to resales of such Amalco Common Shares by “affiliates” of Amalco, Alamos or National; and (B) any restrictions imposed by Rule 144 under the 1933 Act relating to resales of Amalco Common Shares that are issued in respect of Alamos Common Shares offered or sold in the United States;

f) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by either of Alamos or National;

g) this Agreement not having been terminated under Article 6 hereof;

h) the Amalgamation having been approved in principle by the Exchange, subject only to making the required filings with it and the Exchange having conditionally approved the listing of the Amalco Common Shares;

i) neither Amalgamating Company having received notice of dissent pursuant to the provisions of the Company Act with respect to the Amalgamation from persons holding, in the aggregate, greater than 2% of the issued and outstanding Alamos Common Shares or National Common Shares, as the case may be;

j) neither Amalgamating Company having received a Superior Offer to enter into a competing transaction which the directors of that Amalgamating Company are obligated, in accordance with their fiduciary obligations, to consider and recommend to the shareholders of that Amalgamating Company.

7.2 - Conditions to Obligations of Alamos – All obligations of Alamos under this Amalgamation Agreement are further subject to the fulfilment, at or before the date of filing a Certificate of Amalgamation, of each of the following conditions:

a) the covenants of National to be performed on or before the Effective Date pursuant to the provisions of this Agreement shall have been performed;

b) the representations and warranties of National set forth in this Amalgamation Agreement shall be true and correct as at the Effective Date as if made by National on the Effective Date;

c) no adverse material change having occurred in the affairs, business or undertaking of National on or before the Effective Date;

d) on or before the Effective Date, National will not have entered into any transaction out of the ordinary course of its business or incurred any material expense without the consent of Alamos;

e) National delivering to Alamos prior to the Effective Date:

i) a certified copy of the special resolution of the members of National approving the terms of the Amalgamation and approving and adopting this Amalgamation Agreement,

ii) a certified copy of the resolution of the directors of National approving the terms of the Amalgamation and approving and adopting this Amalgamation Agreement,

iii) a certificate of an officer of National certifying, as of the date of closing, that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of National set forth in this Amalgamation Agreement are true and correct as of the date of this Amalgamation Agreement and will be true and correct as of the Effective Date as if made by National on the Effective Date, and

iv) evidence that the transfer agent of Amalco is authorized and prepared to exchange National Common Shares for Amalco Common Shares.

7.3 - Waiver of Conditions to Obligations of Alamos – The conditions set forth in Section 7.2 of this Amalgamation Agreement are for the exclusive benefit of Alamos and Alamos may waive the conditions in whole or in part by delivering to National at or before the time of closing a written waiver to that effect stated to be made pursuant to this section and executed by a director or officer of Alamos.

7.4 - Conditions to Obligations of National – All obligations of National under this Amalgamation Agreement are further subject to the fulfilment, at or before the date of filing a Certificate of Amalgamation, of each of the following conditions:

a) the covenants of Alamos to be performed on or before the Effective Date pursuant to the provisions of this Agreement shall have been performed;

b) the representations and warranties of Alamos set forth in this Amalgamation Agreement shall be true and correct as at the Effective Date as if made by Alamos on the Effective Date;

c) no adverse material change having occurred in the affairs, business or undertaking of Alamos on or before the Effective Date;

d) on or before the Effective Date, Alamos will not have entered into any transaction out of the ordinary course of its business or incurred any material expense without the consent of National;

e) Alamos delivering to National prior to the Effective Date:

i) a certified copy of the special resolution of the members of Alamos approving the terms of the Amalgamation and approving and adopting this Amalgamation Agreement,

ii) a certified copy of the resolution of the directors of Alamos approving the terms of the Amalgamation and approving and adopting this Amalgamation Agreement,

iii) a certificate of an officer of Alamos certifying, as of the date of closing, that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of Alamos set forth in this Amalgamation Agreement are true and correct as of the date of this Amalgamation Agreement and will be true and correct as of the Effective Date as if made by Alamos on the Effective Date, and

iv) evidence that the transfer agent of Amalco is authorized and prepared to exchange Alamos Common Shares for Amalco Common Shares.

7.5 - Waiver of Conditions to Obligations of National – The conditions set forth in Section 7.4 of this Amalgamation Agreement are for the exclusive benefit of National and National may waive the conditions in whole or in part by delivering to Alamos, at or before the time of closing, a written waiver to that effect stated to be made pursuant to this section and executed by a director or officer of National.

7.6 - Deemed Satisfaction of Conditions – The conditions set forth in Sections 7.1, 7.2 and 7.4 of this Amalgamation Agreement shall be conclusively deemed to have been satisfied, waived or released on the filing by the Amalgamating Companies of the documents required to be filed with the Registrar of Companies under Section 250 of the Company Act in order to effect the Amalgamation.

ARTICLE 8
COVENANTS OF THE AMALGAMATING COMPANIES

8.1 - Covenants of Alamos – Alamos covenants with National that:

a) up to and including the completion of the Amalgamation or the termination of this Amalgamation Agreement, whichever shall first occur, Alamos will not, without the prior written consent of National:

i) declare or pay any dividend, or make any distribution of its properties or assets to its members, or purchase or retire any Alamos Common Shares;

ii) enter into any transaction or incur any obligation or liability out of the ordinary course of its business consistent with past practice, except as contemplated in this Agreement and will carry on business in the ordinary course until the Effective Date;

iii) except pursuant to agreements or commitments existing at the date hereof allot or issue, or enter into any agreement for the allotment or issuance of, or grant any other rights to acquire, Alamos Common Shares;

iv) take any step which materially affects or jeopardizes the status of Alamos as a reporting issuer the shares of which are listed and posted for trading on the Exchange;

v) increase or decrease its paid-up capital;

vi) sell or pledge all or any material part of its assets to, any other entity or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in Section 5.1 of this Agreement;

vii) alter or amend, in any way, its memorandum or articles as the same exist at the date of this Agreement;

viii) acquire, directly or indirectly, by purchase or otherwise any voting securities or securities convertible into or exchangeable for voting securities of any other party hereto other than the Convertible Note or direct or indirect rights or options to acquire any voting securities of any other party other than securities which may be issuable on the exercise or conversion of its currently held securities; or

ix) engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on Alamos, or the Amalgamation, other than in the ordinary course of business;

b) up to and including the completion of the Amalgamation or the termination of this Amalgamation Agreement, whichever shall first occur, it will use all reasonable efforts to obtain all consents, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated hereby, and execute and deliver all such further documents and assurances including, without limiting the generality of the foregoing, obtaining all necessary regulatory and other approvals and making all necessary regulatory and other filings required to be obtained or made by it in connection with the Agreement and the Amalgamation and take such steps or measures as may be reasonably appropriate to enable it to be able to satisfy its obligations hereunder and put itself in a position where the transactions contemplated hereby can be closed;

c) convene an extraordinary general meeting of its members for January 24, 2003 and solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Amalgamation and all other transactions contemplated hereby;

d) engage the Valuator as an independent valuator, subject to Exchange approval, to provide a fairness opinion to Alamos and National which will opine as to the fairness of the Amalgamation of Alamos and National and the proposed share exchange ratio from a financial point of view to the shareholders of Alamos and National;

e) provide National with its commercially reasonable assistance and cooperation in order to permit the preparation of the Circular and other proxy solicitation materials in accordance with applicable corporate and securities legislation and ensure that the information contained therein as it pertains to Alamos is true, correct and complete in all material respects and does not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

f) file the Circular in all jurisdictions where it is required to be filed and mail the same to its members in accordance with applicable law;

g) take all such action as may be required to maintain its interests in the mineral property interests owned or held by it and to comply with all applicable laws, rules, regulations and governmental orders and decrees relating to such mineral property interests;

h) give the representatives of National full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, agreements and commitments of Alamos and its subsidiaries and furnish such information concerning Alamos and its subsidiaries as National may reasonably request which information will be true and complete in all material respects and will not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which are made not misleading;

i) after the Effective Date, cause Amalco to perform and abide by the right to dissent granted to holders of Alamos Common Shares in accordance with Section 207 of the Company Act and the indemnity provisions of the articles of Alamos and will ensure that Amalco has the financial ability to perform such obligations;

j) apply for and use its reasonable best efforts to obtain any necessary exemption orders from the securities regulatory authorities to permit the occurrence of the transactions contemplated by the Amalgamation including, without limitation, the issuance of the Amalco Common Shares to be exchanged with the holders of Alamos Common Shares; and

k) use all reasonable efforts to cause each of the conditions precedent set forth in Sections 7.1 and 7.4 to be complied with on or before the Effective Date.

8.2 - Covenants of National – National covenants with Alamos that:

a) up to and including the completion of the Amalgamation or the termination of this Amalgamation Agreement, whichever shall first occur, National will not, without the prior written consent of Alamos:

i) declare or pay any dividend, or make any distribution of its properties or assets to its members, or purchase or retire any National Common Shares;

ii) enter into any transaction or incur any obligation or liability out of the ordinary course of its business consistent with past practice, except as contemplated in this Agreement and will carry on business in the ordinary course until the Effective Date;

iii) except pursuant to agreements or commitments existing at the date hereof allot or issue, or enter into any agreement for the allotment or issuance of, or grant any other rights to acquire, National Common Shares;

iv) take any step which materially affects or jeopardizes the status of National as a reporting issuer the shares of which are listed and posted for trading on the Exchange;

v) increase or decrease its paid-up capital;

vi) sell or pledge all or any part of its assets to, any other entity or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in Section 5.2 of this Agreement;

vii) alter or amend, in any way, its memorandum or articles as the same exist at the date of this Agreement; or

viii) engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on National, or the Amalgamation, other than in the ordinary course of business;

b) up to and including the completion of the Amalgamation or the termination of this Amalgamation Agreement, whichever shall first occur, it will use all reasonable efforts to obtain all consents, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated hereby, and execute and deliver all such further documents and assurances including, without limiting the generality of the foregoing, obtaining all necessary regulatory and other approvals and making all necessary regulatory and other filings required to be obtained or made by it in connection with the Agreement and the Amalgamation and take such steps or measures as may be reasonably appropriate to enable it to be able to satisfy its obligations hereunder and put itself in a position where the transactions contemplated hereby can be closed;

c) convene a special general meeting of its members for January 24, 2003 and solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Continuation, the Amalgamation and all other transactions contemplated hereby;

d) engage the Valuator as an independent valuator, subject to Exchange approval, to provide a fairness opinion to Alamos and National which will opine as to the fairness of the Amalgamation of Alamos and National and the proposed share exchange ratio from a financial point of view to the shareholders of Alamos and National;

e) provide Alamos with its commercially reasonable assistance and cooperation in order to permit the preparation of the Circular and other proxy solicitation materials in accordance with applicable corporate and securities legislation and ensure that the information contained therein as it pertains to National is true, correct and complete in all material respects and does not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

f) file the Circular in all jurisdictions where it is required to be filed and mail the same to its members in accordance with applicable law;

g) take all such action as may be required to maintain its interests in the mineral property interests owned or held by it and to comply with all applicable laws, rules, regulations and governmental orders and decrees relating to such mineral property interests;

h) give the representatives of Alamos full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, agreements and commitments of National and its subsidiaries and furnish such information concerning National and its subsidiaries as Alamos may reasonably request which information will be true and complete in all material respects and will not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which are made not misleading;

i) after the Effective Date, cause Amalco to perform and abide by the right to dissent granted to holders of National Common Shares in accordance with Section 207 of the Company Act and the indemnity provisions of the articles of National and ensure that Amalco has the financial ability to perform such obligations;

j) apply for and use its reasonable best efforts to obtain any necessary exemption orders from the securities regulatory authorities to permit the occurrence of the transactions contemplated by the Amalgamation including, without limitation, the issuance of the Amalco Common Shares to be exchanged with the holders of National Common Shares; and

k) use all reasonable efforts to cause each of the conditions precedent set forth in Sections 7.1 and 7.2 to be complied with on or before the Effective Date.

8.3 - Mutual Covenant – Each Amalgamating Company covenants and agrees with the other that if the approval of the Amalgamation by the members of the Amalgamating Companies as set out in subsection 7.1(a) hereof is obtained, it will thereafter take the necessary actions to submit the Amalgamation to the Court for approval and apply for the Order in such fashion as the Court may direct and, subject to compliance with any of the other conditions provided for in Article 7 hereof and to the rights of termination contained in Article 6 hereof, file with the Registrar of Companies, as soon as practicable thereafter, pursuant to Section 250 of the Company Act, a certified copy of the Order to give effect to the Amalgamation.

ARTICLE 9

INDEMNITY

9.1 - Indemnification – Each of Alamos and National (the “Indemnifying Party”) undertakes with the other of them (the “Indemnified Party”) to indemnify and hold harmless the Indemnified Party from and against all losses, claims, damages, liabilities, actions or demands including, without limiting the generality of the foregoing, amounts paid in any settlement approved by the Indemnifying Party of any action, suit, proceeding or claim but excluding lost profits and consequential damages, to which the Indemnified Party may become subject insofar as such losses, claims, damages, liabilities, actions or demands arise out of or are based upon any breach of a representation, warranty, covenant or obligation of the Indemnifying Party contained in this Agreement or any certificate or notice delivered by it in connection herewith, and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action or demand.

9.2 - Defence – Promptly after receipt by the Indemnified Party of notice of a possible action, suit, proceeding or claim referred to in Section 9.1 hereof, the Indemnified Party, if a claim in respect thereof is to be made against the Indemnifying Party under such section, shall provide the Indemnifying Party with written particulars thereof; provided that failure to so provide the Indemnifying Party with such particulars shall not relieve the Indemnifying Party from any liability which it might have on account of the indemnity provided for in this Article 9 except insofar as such failure shall prejudice the Indemnifying Party.  The Indemnified Party shall also provide to the Indemnifying Party copies of all relevant documentation and, unless the Indemnifying Party assumes the defence thereof, shall keep the Indemnifying Party advised of the progress thereof and will discuss with the Indemnifying Party all significant actions proposed.  The Indemnifying Party shall be entitled, at its own expense, to participate in and, to the extent that it may wish, to assume the defence of any such action, suit, proceeding or claim but such defence shall be conducted by counsel of good standing approved by the Indemnified Party, such approval not to be unreasonably withheld.  Upon the Indemnifying Party notifying the Indemnified Party of its election to assume the defence and retaining such counsel, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by it in connection with such defence other than for reasonable costs of investigation.  If such defence is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of the progress thereof and shall discuss with the Indemnified Party all significant actions proposed.  The Indemnifying Party shall not enter into any settlement without the consent of the Indemnified Party, but such consent shall not be unreasonably withheld.  If such defence is not assumed by the Indemnifying Party, the Indemnifying Party shall not be liable for any settlement made without its consent, but such consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to employ counsel of its own choice in respect of the defence of any such action, suit, proceeding or claim if:  (a) the employment of such counsel has been authorized by the Indemnifying Party in connection with such defence; or (b) counsel retained by the Indemnifying Party or the Indemnified Party shall have advised the Indemnified Party that there may be legal defences available to it which are different from or in addition to those available to the Indemnifying Party (in which event and to that extent, the Indemnifying Party shall not have the right to assume or direct the defence on behalf of the Indemnified Party) or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party; or (c) the Indemnifying Party shall not have assumed such defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding or claim.

9.3 - Term – The obligations of Alamos and National under this Article 9 shall terminate when the Amalgamation is completed, failing which they shall survive and continue with respect to all losses, claims, damages, liabilities, actions or demands, notice of which is given to the Indemnifying Party by the Indemnified Party on or before one year from the date hereof in compliance with Section 9.2 hereof.

ARTICLE 10
GENERAL

10.1 - Expenses - Each party will be responsible to pay their own legal, accounting, auditing, due diligence and valuation fees and other transactional costs in respect of the Amalgamation and, if the Amalgamation does not close, all legal and accounting costs which Alamos and National have incurred in connection with proceeding with the Amalgamation will be shared equally.

10.2 - Time of the Essence – Time is of the essence of this Amalgamation Agreement.

10.3 - Entire Agreement – The terms and provisions of this Amalgamation Agreement constitute the entire agreement between the parties in respect of the Amalgamation and supersede all previous oral or written communications.

10.4 - Governing Law – This Amalgamation Agreement will be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the parties hereto submit and attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

10.5 - Binding Effect – This Amalgamation Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Amalgamation Agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns.

10.6 - Unenforceability – If any one or more of the provisions contained in this Amalgamation Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Amalgamation Agreement would fail in its essential purpose.

10.7 - Assignment – This Amalgamation Agreement is not transferable or assignable without the written consent of both parties.

10.8 - Notice – Any notice under this Amalgamation Agreement must be:

a) in writing;

b) delivered or telecopied; and

c) addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designated by such party in writing.

Notice which is delivered or telecopied will be deemed to have been given at the time of transmission or delivery.

10.9 - Waiver – Any waiver or release of the provisions of this Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.  Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 6.8 hereof.

10.10 - Further Assurances – The parties to this Amalgamation Agreement will with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Amalgamation Agreement, and each party to this Amalgamation Agreement will execute and deliver such further documents or instruments required by the other party as may be reasonably necessary or desirable for the purposes of giving effect to or perfecting the transactions contemplated by this Amalgamation Agreement and obtaining any required regulatory approvals, whether before or after the closing.

10.11 - Public Announcements – The parties hereto agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Amalgamation Agreement will be jointly planned and coordinated and no party hereto will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld or delayed.

10.12 - Counterparts – This Amalgamation Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Amalgamation Agreement.

ALAMOS MINERALS LTD.

Per:

signed “John McCluskey”

Name: John McCluskey

Title:

Director

NATIONAL GOLD CORPORATION

Per:

signed “James McDonald”

Name:

James McDonald

Title:

President

SCHEDULE “A”

MEMORANDUM OF AMALCO

FORM 1

(SECTION 5)

COMPANY ACT

MEMORANDUM

of

ALAMOS GOLD INC.

1.

The name of the Company is Alamos Gold Inc.

2.

The authorized capital of the Company consists of 1,000,000,000 Common shares without par value.

SCHEDULE “B”

ARTICLES OF AMALCO

ARTICLES

of

ALAMOS GOLD INC.

PROVINCE OF BRITISH COLUMBIA

COMPANY ACT

ARTICLES

OF

ALAMOS GOLD INC.

ARTICLE 1

INTERPRETATION

1.1 - In these Articles, unless there is something in the subject or context inconsistent therewith:

“Board of Directors”, “Board”, “the Directors” and “the directors” mean the Directors or sole Director of the Company for the time being;

“Company” means the company named at the head of these Articles;

“Company Act” means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“member” means those persons defined as such in the Company Act and includes any person who owns shares in the capital of the Company and whose name is entered in the register of members or a branch register of members;

“ordinary resolution” means an ordinary resolution as defined in the Company Act;

“registered owner” or “registered holder” when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share;

“seal” means the common seal of the Company, if the Company has one;

“solicitor of the Company” means any partner, associate or articled student of the law firm retained by the Company in respect of the matter in connection with which the term is used;

“special resolution” means a special resolution as defined in the Company Act; and

“writing”, “in writing” and like expressions include all modes of representing, or reproducing, and recording words in visible form, including:  printing; lithographing; typewriting; and photostatic, electrostatic and mechanical copying.

1.2 - Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing persons shall include corporations.

1.3 - Any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning when used in these Articles.

1.4 - The Rules of Construction contained in the Interpretation Act of the Province of British Columbia shall apply, mutatis mutandis, to the interpretation of these Articles.

1.5 - Reference in these Articles to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

2.1 - Every member is entitled, without charge, to one certificate representing the share or shares of each class or series held by him; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted.  Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

2.2 - Every share certificate issued by the Company shall be in such form as the Directors approve and shall comply with the Company Act.

2.3 - If a share certificate:

i) is worn or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think  fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

ii) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

iii) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

There shall be paid to the Company such sum, not exceeding ten dollars, as the Directors may from time to time fix, for each certificate to be issued under this Article.

2.4 - Every share certificate shall be signed manually by at least one Officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of the share certificate.

2.5 - Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

2.6 - The certificate representing shares registered in the name of two or more persons shall be delivered to the person first named on the register of members.

ARTICLE 3

ISSUE OF SHARES

3.1 - Subject to the requirements of the Company Act with respect to pro-rata offerings (if applicable) and otherwise and to any direction to the contrary, save for a direction which, at the discretion of the Directors, may not be proceeded with, contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Company, at such times, to such persons (including Directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the Directors, in their absolute discretion, may determine.

3.2 - Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per centum of the amount of the subscription price of such shares, and if the Company is a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 95 per centum of the amount of the subscription price of such shares.

3.3 - No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company.  The value of property or services for the purposes of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the Directors to be the amount of the dividend.

ARTICLE 4

SHARE REGISTERS

4.1 - The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers.  If the Company’s capital shall consist of more than one class of shares, a  separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares.  The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares.  The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be.  The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

4.2 - Subject to the provisions of the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may from time to time determine.

4.3 - The Company shall not at any time close its register of members.

ARTICLE 5

TRANSFER OF SHARES

5.1 - Subject to the restrictions, if any, set forth in the Memorandum and these Articles, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent.  The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company’s share certificates or in such other form as the Directors may from time to time approve.  If the Directors so determine, each instrument of transfer shall be in respect of only one class of share.  Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 - The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of  transfer.  If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3 - Neither the Company nor any Director, Officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4 - Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered.  All instruments of transfer, where the transfer is registered, shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5 - There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6 - Notwithstanding any other provision of these Articles, if the Company is, or becomes:

i) a company which is not a reporting company; or

ii) a reporting company that has not, with respect to any of its securities, filed a prospectus with the Executive Director for British Columbia or any similar securities regulatory body within or outside British Columbia and obtained therefor a receipt or its equivalent;

then no shares shall be transferred and entered on the register of members without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.  The consent of the Board required by this Article may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the Directors may determine.

ARTICLE 6
TRANSMISSION OF SHARES

6.1 - In the case of the death of a member, the survivor or survivors, where the deceased was a joint registered  holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares.  Before recognizing any legal personal representative the Directors may require him to deliver to the Company the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the Directors consider appropriate to establish the right  of the personal representative to such title to the interest in the shares of the deceased member.

6.2 - Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited with the Company.  This Article does not apply on the death of a member with respect to shares registered in his name and the name of another person in joint tenancy.

6.3 - Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

ARTICLE 7

ALTERATION OF CAPITAL

7.1 - The Company may by ordinary resolution filed with the Registrar amend its Memorandum to increase the authorized capital of the Company by:

i) creating shares with par value or shares without par value, or both;

ii) increasing the number of shares with par value or shares without par value, or both; or

iii) increasing the par value of a class of shares with par value, if no shares of that class are issued.

7.2 - The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding shares of a class or series which is the subject of or affected by such alteration, as the Company Act provides.

7.3 - The Company may alter its Memorandum or these Articles:

i) by special resolution, to create, define and attach special rights or restrictions to any shares; and

ii) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares;

and in each case by filing a certified copy of such resolution with the Registrar, but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class or series whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class or series meeting of the holders of the shares of each such class or series by a majority of three-fourths of the issued shares of such class or series or such greater majority as may be specified by the special rights attached to the class or series of shares.

7.4 - If the Company is or becomes a reporting company, and if so required by the Company Act, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to a general meeting or a class meeting of members unless the Executive Director shall have first consented to the resolution.

7.5 - Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class or series meeting of members holding a particular class or series of shares, provided that the quorum at a class or series meeting shall be one or more persons holding or representing by proxy not less than one-third of the shares affected.

ARTICLE 8
PURCHASE AND REDEMPTION OF SHARES

8.1 - Subject to the special rights and restrictions attached to any class of shares the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto.  No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent.

8.2 - Unless the shares of the Company are to be purchased through a stock exchange, or from a bona fide employee or bona fide former employee of the Company or of an affiliate of the Company, or his personal representative, in respect of shares beneficially owned by such employee or former employee, or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series to be purchased.

8.3 - If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every member holding any such shares as the Directors may determine.

8.4 - Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or, if cancelled, reissued by it, but, while such shares which have not been cancelled are held by the Company, it shall not exercise any vote in respect of these shares and no dividend or other distribution shall be paid or made thereon.

ARTICLE 9

BORROWING POWERS

9.1 - Subject to the provisions of the Company Act, the Directors may from time to time authorize the Company to:

i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

ii) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

iii) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking or on the whole or any part of the property and assets of the Company, both present and future; and

iv) give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security, or otherwise.

9.2 - The Directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

9.3 - The Directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the Directors may determine at or before the time of issue.

9.4 - The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debenture-holders, which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

9.5 - Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or Officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

9.6 - If the Company is or becomes a reporting company, the Company shall keep or cause to be kept a register of its indebtedness to every Director or Officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.

ARTICLE 10

GENERAL MEETING

10.1 - Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held within 15 months from the date of incorporation, the date of amalgamation or the effective date of a certificate of continuation, and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than 13 months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

10.2 - If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, such annual general meeting shall be deemed for the purpose of this Part to have been held on the date specified in the consent, and it is not necessary for the Company to hold that annual general meeting.

10.3 - All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

10.4 - The Directors may, whenever they think fit, convene an extraordinary general meeting.  An extraordinary general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

10.5 - If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

10.6 - A notice convening a general meeting specifying the place, the day, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner as may be prescribed by the Directors to such persons as are entitled by law or under these Articles to receive such notice from the Company.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at that meeting.

10.7 - All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

10.8 - Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during the usual business hours up to the date of such general meeting.

10.9 - Where, in accordance with the Company Act, the Company has published in prescribed manner an advance notice of a general meeting at which Directors are to be elected, the Company may, notwithstanding such notice, postpone the general meeting to a date other than that specified in such notice.  In the event of such a postponement, the Company shall publish, in the same manner prescribed for the original notice, a notice of the postponement of the meeting which notice shall include, if the date to which the meeting is postponed is known, the same information as is required by the Company Act to be included in the original notice.  If the date to which the meeting is postponed is not known, the notice of postponement need state only that the meeting is postponed until further notice, provided however that once such date is known, the Company shall publish a new advance notice which shall comply with the Company Act.  The date to which any such meeting is postponed shall be deemed to be the date of the meeting for the purpose of complying with any time limitations in respect of general meetings prescribed by the Company Act.

ARTICLE 11

PROCEEDINGS AT GENERAL MEETINGS

11.1 - All business shall be deemed special business which is transacted at:

i) an extraordinary general meeting other than the conduct of and voting at, such meeting; and

ii) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and auditor, fixing or changing the number of Directors, approval of a motion to elect two or more Directors by a single resolution, the election of Directors, the appointment of the auditor, the fixing of the remuneration of the auditor and such other business as by these Articles or the Company Act ought to be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

11.2 - No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members in person or by proxy, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

11.3 - Save as herein otherwise provided, a quorum for the transaction of business at a general meeting shall be two persons present and being, or representing by proxy, members holding not less than one-twentieth of the issued shares entitled to be voted at the meeting.  If there is only one member the quorum is one person present and being, or representing by proxy, such member.  The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.

11.4 - If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and  being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

11.5 - The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.  Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Company may act as chairman of the meeting.

11.6 - If at any general meeting neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Company, to be chairman.  If all the Directors present, and the solicitor of the Company, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose one of their number to be chairman.

11.7 - The chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for 30 days or more, notice, but not the advance notice otherwise required with respect to the election of Directors of a reporting Company, of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

11.8 - No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

11.9 - Subject to the provisions of the Company Act at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy.  The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company.  A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

11.10 - In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member or proxyholder.

11.11 - No poll may be demanded on the election of a chairman.  A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.  A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs.  The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded.  Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll.  A demand for a poll may be withdrawn.

11.12 - In the case of any dispute as to the admission or rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

11.13 - Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

11.14 - On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

11.15 - Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

11.16 - A resolution submitted to all members entitled to vote and consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the members entitled to vote, in the case of a special resolution, or so consented to by members holding shares carrying 75% of the votes entitled to be cast in the case of an ordinary resolution shall be as valid and effectual as if it had been passed at a meeting of the members duly called and held.  Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.  Such resolution shall be filed with the minutes of the proceedings of the members and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

ARTICLE 12

VOTES OF MEMBERS

12.1 - Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person or by proxy and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

12.2 - Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

12.3 - Any corporation not being a subsidiary which is a member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting.  The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting.  Evidence of the resolution appointing any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages.  Notwithstanding the foregoing, a corporation being a member may appoint a proxyholder.

12.4 - Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if he were solely entitled to it.  If more than one of the joint members is present at any meeting in person, by proxy or by authorized representative, the joint member so present whose name stands first on the register of members in respect of the share shall alone be entitled to vote in respect of that share.  For the purpose of this Article several executors or administrators of a deceased member in whose sole name any share stands shall be deemed joint members.

12.5 - A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee  appointed by that court, and any such committee, or other person may appoint a proxyholder.  The chairman may require such proof of such appointment as he sees fit.

12.6 - A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but, in the case of a non-reporting Company, not more than five) proxyholders to attend, act and vote for him on the same occasion.  If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote.  A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

12.7 - Any person, having attained the age of majority,  may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder.  The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Company Act.

12.8 - A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

12.9 - Unless the Directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

12.10 - In addition to any other method of depositing proxies provided for in these Articles, the Directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies.  If the Company is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and  votes given in accordance with such regulations shall be valid and shall be counted.

12.11 - Unless the Company Act or any other statute or law requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be either in the form following or in any other form that the Directors or the chairman of the meeting shall approve:

(Name of Company)

The undersigned, being a member of the above named Company, appoints _____________________ of _________________________________,  or failing him, ______________________ of ___________________________ for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ________ day of ______________ and at any adjournment thereof.

Signed this __________________, 20____.
__________________________________ (Signature of Member).

12.12 - A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

12.13 - Every proxy may be revoked by an instrument in writing:

i) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

ii) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken;

or in any other manner provided by law.

12.14 - The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

ARTICLE 13

DIRECTORS

13.1 - The first Directors are as set out in the Amalgamation Agreement.  The Directors to succeed the first Directors shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected.  The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

13.2 - The remuneration of the Directors may from time to time be determined by the Directors unless by ordinary resolution the members determine that such remuneration shall be determined by the members.  Such remuneration may be in addition to any salary or other remuneration paid to any Director in his capacity as Officer or employee of the Company.  The Directors shall be reimbursed for reasonable travelling, hotel and other expenses they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company’s business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive.  The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any office or position with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

13.3 - A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act to become or act as a Director.  Any Director who is not a member shall be deemed to have agreed to be bound by the provisions of the articles to the same extent as if he were a member of the Company.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

14.1 - At each annual general meeting of the Company, all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles.

14.2 - A retiring Director shall be eligible for re-election.

14.3 - Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

14.4 - If at any general meeting at which there should be an election of Directors the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose.  If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office.

14.5 - The remaining Directors or Director shall have the power from time to time to appoint any person as a Director to fill any casual vacancy occurring in the Board of Directors.

14.6 - Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors but the number of additional Directors shall not be more than one-third of the number of Directors elected or appointed at the last annual general meeting.  Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and, so long as he is an additional Director, the number of Directors shall be increased accordingly.

14.7 - Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him.  The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

14.8 - A Director ceases to hold office when he:

i) dies;

ii) resigns his office by notice in writing delivered to the registered office of the Company;

iii) is convicted of an indictable offence and the other Directors shall have resolved to remove him;

iv) ceases to be qualified to act as a Director pursuant to the Company Act; or

v) is removed in accordance with Article 14.10.

14.9 - Every resignation of a Director becomes effective at the time a written resignation is delivered to the registered office of the Company or at the time specified in the resignation, whichever is later.

14.10 - The Company may by special resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

ARTICLE 15

POWERS AND DUTIES OF DIRECTORS

15.1 - The Directors shall manage or supervise the management of the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

15.2 - The Directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Company for such purposes, and with such powers,  authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of Officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, Directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit.  Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

ARTICLE 16

DISCLOSURE OF INTEREST OF DIRECTORS

16.1 - A Director who is in any way, directly or indirectly, interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

16.2 - A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken.  Subject to the provisions of the Company Act, the prohibitions contained in this Part shall not apply to:

i) any contract or transaction relating to a loan to the Company, the repayment of all or part of which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

ii) any contract or transaction made, or to be made, with or for the benefit of an affiliated corporation of which a Director is a Director or Officer;

iii) any contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Company or a subsidiary of the Company, or  any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other Directors are also, directly or indirectly, interested in the contract, arrangement or transaction;

iv) determining the remuneration of the Directors;

v) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

vi) the indemnification of any Director by the Company.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

16.3 - A Director may hold any office or position with the Company, other than the office of auditor of the Company, in conjunction with his office of Director for such period and on such terms, as to remuneration or otherwise, as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or position or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

16.4 - Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

16.5 - A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a member or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.

ARTICLE 17

PROCEEDINGS OF DIRECTORS

17.1 - The Chairman of the Board, if any, or in his absence the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.  With the consent of the meeting, the solicitor of the Company may act as Chairman of a meeting of the Directors.

17.2 - The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes the chairman shall not have a second or casting vote.  Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

17.3 - A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation.  A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

17.4 - A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time.  Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages.  It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.  Accidental omission to give notice of a meeting of Directors to, or by the non-receipt of notice by, any Director shall not invalidate the proceedings at that meeting.

17.5 - Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter.  After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the Directors need be given to such Director or, unless the Director otherwise requires in writing to the Secretary, to his alternate Director, and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

17.6 - The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

17.7 - The Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

17.8 - Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

17.9 - A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held.  Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.  Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

17.10 - No resolution proposed at a meeting of Directors need be seconded, and the chairman of any meeting is entitled to move or propose a resolution.

ARTICLE 18

EXECUTIVE AND OTHER COMMITTEES

18.1 - The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution.  The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require.  The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of such Committee and to fill vacancies in it.  The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary.  A majority of the members of said Committee shall constitute a quorum thereof.

18.2 - The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove Officers appointed by the Board) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require.  The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.  A majority of the members of a committee shall constitute a quorum thereof.

18.3 - The Executive Committee and any other committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote.  A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted.  Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.  Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

ARTICLE 19

OFFICERS

19.1 - The Directors shall, from time to time, appoint a President and a Secretary and such other Officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment.  No Officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

19.2 - One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member.  Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director.  The other Officers need not be Directors.  The remuneration of the Officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an Officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity.  The Directors may decide what functions and duties each Officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.  The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

19.3 - Every Officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an Officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

ARTICLE 20
INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

20.1 - Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation.  Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.2 - Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any Officer, employee or agent of the Company or of a corporation of which the Company is or was a member (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an Officer, employee or agent of the Company or such corporation.  In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.3 - The failure of a Director or Officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

20.4 - The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, Officer, employee or agent of the Company or as a Director, Officer, employee or agent of any corporation of which the Company is or was a member and his heirs or personal representatives against any liability incurred by him as such Director, Officer, employee or agent.

ARTICLE 21

DIVIDENDS AND RESERVE

21.1 - The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member.  No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive.  The Company may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation, or in any one or more such ways as may be authorized by the Company or the Directors, and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

21.2 - Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

21.3 - Subject to the rights of members (if any) holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

21.4 - The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.  The Directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

21.5 - If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other moneys payable in respect of the share.

21.6 - No dividend shall bear interest against the Company.  Where the dividend to which a member is entitled includes a  fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.7 - Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.8 - Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

21.9 - Notwithstanding any other provisions of these articles should any dividend result in any members being entitled to a fractional part of a share of the Company, the Directors shall have the right to pay such members in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the members with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those members of the Company.

ARTICLE 22

DOCUMENTS, RECORDS AND REPORTS

22.1 - The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

22.2 - The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company to record properly the financial affairs and condition of the Company and to comply with the Company Act.

22.3 - Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

22.4 - The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

22.5 - Every member shall be entitled, on demand, to be furnished with a copy of the latest financial statement of the Company including the auditor’s report on it, if any, and, if so required by the Company Act, a copy of each annual financial statement and interim financial statement shall be mailed to each member.

ARTICLE 23

NOTICES

23.1 - A notice, statement, report or other document may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to his address as recorded in the register of members.  Where a notice, statement, report or other document is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays and holidays excepted, following the date of mailing.  A certificate signed by the Secretary or other Officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement, report or other document was so addressed, prepaid and mailed shall be conclusive evidence thereof.

23.2 - A notice, statement, report or other document may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

23.3 - A notice, statement, report or other document may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it by mail, prepaid, addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

23.4 - Notice of every general meeting or meeting of members holding shares of a particular class or series shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting.  No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

ARTICLE 24

RECORD DATES

24.1 - The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act, preceding the date of any meeting of members, including class and series meetings, or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members, as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

24.2 - Where no record date is so fixed for the determination of members as provided in the preceding Article the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

ARTICLE 25

SEAL

25.1 - The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely:

i) any two Directors; or

ii) any one of the Chairman of the Board, the President, the Managing Director, a Director or a Vice-President together with any one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer; or

iii) if the Company shall have only one member, the President or the Secretary; or

iv) such person or persons as the Directors may from time to time by resolution appoint;

and the said Directors, Officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument.  For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

25.2 - To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or Officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company’s seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company’s seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies.  Bonds, debentures, share certificates or other securities to which the Company’s seal has been so affixed shall for all purposes be deemed to be under and to bear the Company’s seal lawfully affixed thereto.

25.3 - The Company may have an official seal for use in any other province, state, territory or country, and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorized agent of the Company.

ARTICLE 26

MECHANICAL REPRODUCTION OF SIGNATURES

26.1 - The signature of any Officer, Director, registrar, branch registrar, transfer agent or branch agent of the Company, unless otherwise required by the Company Act or by these Articles, may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any Officer thereof; and any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date of the delivery or issue of such instrument.

26.2 - The term “instrument” as used in Article 26.1, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligation, shares and share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.